UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

CONCUR TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

02-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2005, Michael J. Levinthal notified Concur Technologies, Inc., a Delaware corporation (“Concur”), that he will resign from Concur’s Board of Directors, effective September 30, 2005, the end of Concur’s 2005 fiscal year.

On June 1, 2005, upon the recommendation of Concur’s Nominating and Corporate Governance Committee, Concur’s Board of Directors appointed Gordon Eubanks as a Class II director, effective as of June 1, 2005. Mr. Eubanks was also appointed to serve as a member of Concur’s Compensation Committee.

Mr. Eubanks served as President and Chief Executive Officer of Oblix, Inc., a software development company, from April 1999 until its acquisition by Oracle Corporation in March 2005. From 1984 to 1999, Mr. Eubanks served as President and Chief Executive Officer of Symantec Corporation, a software utility development company. Mr. Eubanks was the founder of C&E Software, which merged with Symantec in 1984. Mr. Eubanks has a B.S. in Engineering from Oklahoma State University and an M.S. in Computer Science from the Naval Postgraduate School in Monterey, California.

On June 1, 2005, Concur issued a press release announcing the events described above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01: Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated June 1, 2005 announcing appointment of Gordon Eubanks to Concur’s Board of Directors and resignation of Michael J. Levinthal as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005	CONCUR TECHNOLOGIES, INC.

	By:	/s/ John F. Adair
John F. Adair,
Chief Financial Officer
(principal financial officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press release dated June 1, 2005 announcing appointment of Gordon Eubanks to Concur’s Board of Directors and resignation of Michael J. Levinthal as a member of the Board.